SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "Agreement") is made as of October 27, 2005, by and among WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the "Senior Lender"), the lenders listed on Schedule A attached hereto (each a "Junior Lender", and collectively, the "Junior Lenders"), and GLOBAL AXCESS CORP, a Nevada corporation (the "Borrower").

                                    RECITALS

                  A. The Senior Lender has made certain credit available to the Borrower and certain of its affiliates and intends to make certain additional credit available to the Borrower and its affiliates pursuant to the terms and provisions of the Third Amended and Restated Loan Agreement, dated as of October 27, 2005 (as amended, modified or amended and restated from time to time, the "Loan Agreement"), by and among the Senior Lender, the Borrower, Nationwide Money Services, Inc. ("Nationwide"), EFT Integration, Inc. ("EFT"), Electronic Payment & Transfer Corp. ("Electronic"), and Axcess Technology Corporation ("Axcess", and together with Nationwide, EFT, and Electronic; collectively the "Co-Borrowers");

                  B. The Junior Lenders intend to make certain credit available to the Borrower pursuant to the terms and provisions of certain 9% Senior Subordinated Secured Convertible Notes, dated as of October 27, 2005, by and between the Junior Lenders and the Borrower, each in the principal amount set forth opposite the Junior Lender's name on Schedule A, and in connection therewith the Co-Borrowers will be required to guarantee the payment and performance of certain obligations of the Borrower pursuant to the Junior Notes (as defined below), the Securities Purchase Agreement (as defined below) and certain other obligations pursuant to a Subsidiary Guarantee dated October 27, 2005 (the "Junior Guaranty"); and

                  C. It is a condition to the Senior Lender's obligations to furnish credit to the Borrower that the Junior Lenders enter into this Agreement;

         NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound:

                                    AGREEMENT

         Section 1. Definitions. For purpose of this Agreement, the following terms used herein shall have the following meanings:

         "Collateral" means any and all property which now constitutes or hereafter will constitute collateral or other security for payment of the Senior Debt pursuant to the Senior Loan Documents.

         "Default" means a default or event of default under the Junior Notes, or any of them, or under any other instrument or agreement evidencing the Junior Debt.

         "Junior Debt" means all indebtedness, obligations, and liabilities of the Borrower or any Co-Borrower or guarantor to the Junior Lenders, whether under the Junior Note, the Securities Purchase Agreement, the Junior Guaranty, the Junior Security Agreement, any other Security Document (as defined in the Securities Purchase Agreement), the Registration Rights Agreement (as defined in Securities Purchase Agreement), or otherwise, including, without limitation, all principal and interest (including, without limitation, any interest accruing after the filing of any petition in bankruptcy or the commencement of any Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such Proceeding) and late fees payable thereunder, and any obligation to redeem, repurchase or otherwise acquire any Junior Securities.

         "Junior Guaranty" has the meaning ascribed thereto in the Recitals.

         "Junior Notes" means those certain 9% Senior Subordinated Secured Convertible Notes, dated as of October 27, 2005, of the Borrowers in favor of the Junior Lenders, dated the date hereof, in the aggregate original principal amount of $3,500,000 and all note(s) issued in substitution therefor.

         "Junior Securities" means any securities (including common stock, warrants or other equity securities), issued pursuant to the Securities Purchase Agreement or upon conversion of the Junior Notes or in exchange for any of the Junior Debt.

         "Junior Security Agreement" means the Security Agreement dated October 27, 2005, by the Borrower and Co-Borrowers in favor of the Junior Lenders granting the Junior Lenders a security interest in certain collateral to secure the payment and performance of the Junior Debt.

         "Person" means any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof, or any other legal entity.

         "Proceeding" means (a) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to Borrower or any Co-Borrower or any of their respective properties, whether under any bankruptcy, reorganization, or insolvency laws or any law relating to relief of debtors, readjustment of indebtedness, reorganization, composition, or extension; (b) any proceeding for the liquidation, liquidating distribution, dissolution, or other winding up of Borrower or any Co-Borrower, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings; (c) any assignment for the benefit of creditors of Borrower or any Co-Borrower; or (d) any other marshalling of the assets of Borrower or any Co-Borrower.

         "Remedy" means, with respect to a Default, the acceleration of any Junior Note or the exercise of any remedies in respect of such Default (including, without limitation, the right to sue the Borrower or any Co-Borrower, to exercise any right of set off, to put or otherwise tender for repurchase any Junior Notes or Junior Securities, and to file or participate in any involuntary bankruptcy proceeding against the Borrower or any Co-Borrower, and explicitly including the imposition of default rate interest).

         "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of the date hereof, among the Junior Lenders and the Borrower.

         "Senior Debt" means all of the following: (a) the aggregate principal indebtedness outstanding from time to time under the Loan Agreement, (b) all interest accrued and accruing on such aggregate principal amounts from time to time (including, without limitation, any interest accruing after the filing of any petition in bankruptcy or the commencement of any Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such Proceeding), (c) all other costs, fees, and expenses owed from time to time under the Senior Loan Documents and (d) all other liabilities, indebtedness and obligations of Borrower or any Co-Borrower to the Senior Lender, whether now existing or hereafter arising, direct or indirect, contingent or non-contingent, secured or unsecured, due or not due.

         "Senior Event of Default" means the occurrence and continuance of an "Event of Default" under the Senior Loan Documents.

         "Senior Loan Documents" means the Loan Agreement, the Senior Note, and the other Loan Documents (as defined in the Loan Agreement), as they may be amended, modified, extended, or amended and restated from time to time.

         "Senior Note" means the Note (as defined in the Loan Agreement) and any other promissory note executed and delivered by the Borrower or any Co-Borrower to the Senior Lender from time to time, as amended, modified, renewed or extended from time to time.

         Section 2. General.

         The Borrower and each Co-Borrower and the Junior Lender agree that on the terms and conditions herein the payment of the Junior Debt by the Borrower or any Co-Borrower is subordinated, to the extent and in the manner provided in this Agreement, to the prior payment in full of all the Senior Debt; provided, however, the failure of the Borrower or any Co-Borrower to make a payment of any of the Junior Debt by reason of any provision of this Agreement shall not be construed as preventing the occurrence of a Default with respect to the Junior Debt. Notwithstanding the foregoing, except as provided in Section 3, the Borrower may pay, and the Junior Lender may retain, all scheduled interest payments under the Note at non-default interest rates. Nothing herein shall be deemed to prohibit the accrual of default interest (to the extent it exceeds the non-default interest rate), late fees or other liquidated damage amounts, provided that such amounts shall only be paid with the consent of the Senior Lender or upon the payment in full of all of the Senior Debt.

         Section 3. Subordination in the Event of Certain Senior Debt Defaults.

         If a Senior Event of Default occurs and is continuing or a Blockage Period (as defined below) exists (a "Senior Payment Blockage Period"), then during the period (such period, the "Blockage Period") (x) commencing on the date that the Senior Lender gives a written notice to the Borrower, the Co-Borrowers and the Junior Lender identifying the Senior Event of Default or stating that a Senior Payment Blockage Period is in effect and stating that a Blockage Period will commence (the "Blockage Notice") and (y) ending on the earliest to occur of:

              (i) the date, if any, on which the Senior Debt is indefeasibly paid in full;

              (ii) the date on which the Borrower, the Co-Borrowers and the Junior Lender receive from the Senior Lender a written notice that (A) the Blockage Period has been terminated; or (B) that the Senior Event of Default is cured or waived in accordance with the Senior Loan Documents; and

              (iii) the date that is 180 days after the Blockage Notice was given,

no payment shall be made by or on behalf of the Borrower or any Co-Borrowers on account of the Junior Debt. Upon the expiration of a Blockage Period, the Borrower or any Co-Borrower may make, and the Junior Lender shall be entitled to retain, all payments to the Junior Lender that were prohibited during the Blockage Period; provided that such payments shall include interest payments at the non-default rate. Any interest accruing at a rate in excess of the non-default rate after the expiration of a Blockage Period shall be paid only with the prior written consent of the Senior Lender, in its sole discretion. No Senior Event of Default that formed the basis for a Blockage Period shall serve as the basis for the commencement of any subsequent Blockage Period unless such Senior Event of Default is cured or waived for a period of 90 consecutive days.

Section 4.        Subordination in the Event of a Proceeding.

         Upon any distribution of assets of the Borrower or any Co-Borrower upon any Proceeding:

              (i) the Senior Lender shall first be entitled to receive payments in full of the Senior Debt in cash, property or securities (with any such property or securities being valued based on its fair market value after deducting liquidation and sale expenses) before the Junior Lender is entitled to receive any payment (other than Junior Securities) on account of the Junior Debt;

              (ii) any payment or distribution of assets of the Borrower or any Co-Borrower of any kind or character, whether in cash, property, or securities (other than Junior Securities) to which the Junior Lender would be entitled except for the provisions of this Agreement, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the Senior Lender, to the extent necessary to pay the Senior Debt in full in cash, property or securities (valued as provided in subsection (i) above) after giving effect to all concurrent payments and distributions; and

              (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Borrower or any Co-Borrower of any kind or character, whether in cash, property, or securities (other than Junior Securities), shall be received by the Junior Lender on account of the Junior Debt before the Senior Debt is paid in full in cash, property or securities (valued as provided in subsection (i) above), such payment or distribution shall be received and held in trust by the Junior Lender for the benefit of the Senior Lender, to the extent necessary to pay the Senior Debt in full in cash, property or securities (valued as provided in subsection (i) above) after giving effect to all concurrent payments and distributions.

The Borrower or any Co-Borrower shall give written notice to the Senior Lender and the Junior Lender within three days of receipt of notice of any Proceeding.

         Section 5.  Remedy Standstill.

         The Junior Lender shall not exercise any Remedy in respect of any Default until the earliest of (i) the date the Senior Debt has been paid in full, (ii) the date a Proceeding is commenced, (iii) the date the Senior Debt has been accelerated in writing, (iv) at least one hundred and eighty (180) days shall have elapsed after Senior Lender's receipt of a written notice from the Junior Lender stating that the Junior Lender intends to commence an action against the Borrower or any Co-Borrower by reason of a Default, or (v) such time as Senior Lender consents in writing to the termination of the Standstill Period (the "Standstill Period"). Upon the termination of any Standstill Period, then the Junior Lender may, at its sole election, exercise any and all Remedies available to it under applicable law.

         Section 6. Payments Held in Trust, Subrogation, Right to Cure and Purchase.

              (i) If any payment or distribution of assets on account of the Junior Debt shall be made by the Borrower or any Co-Borrower or received by the Junior Lender (x) at a time when such payment or distribution was prohibited by the provisions of this Agreement or (y) in connection with any indemnity claim under the Securities Purchase Agreement (including Section 4.11 of the Securities Purchase Agreement) (any payment received in connection with such indemnity claim, an "Indemnity Payment"), then such payment or distribution shall be received and held in trust by the Junior Lender for the benefit of the Senior Lender and shall be paid or delivered by the Junior Lender to the Senior Lender to the extent necessary to enable payment in full of the Senior Debt.

              (ii) After the payment in full of all Senior Debt, the Junior Lender shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Borrower or any Co-Borrower applicable to the Senior Debt until all amounts owing on the Junior Debt plus the Indemnity Payment (plus interest as set forth above) shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of the Senior Debt by or on behalf of the Borrower or any Co-Borrower, or by or on behalf of the Junior Lender by virtue of this Agreement, that otherwise would have been made to the Junior Lender shall, as between the Borrower and the Junior Lender, be deemed to be payment by the Borrower to or on account of the Senior Debt in respect thereof, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Junior Lender, on the one hand, and the holders of such Senior Debt, on the other hand. If any payment or distribution to which the Junior Lender would otherwise have been entitled but for the provisions of this Agreement shall have been applied, pursuant to the provisions of this Agreement, to the payment of amounts payable under the Senior Debt, then the Junior Lender shall be entitled to receive from the holders of the Senior Debt any payments or distributions received by such holders of the Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full.

              (iii) The Senior Lender hereby grants the Junior Lender the right, but not the obligation, to cure any and all defaults under the Senior Debt (to the extent any such defaults are curable) within the same period of time afforded the Borrower or any Co-Borrower for curing such defaults before the same become Senior Events of Default. The Senior Lender shall have no obligation hereunder, however, to provide notice of any Senior Event of Default to the Junior Lender, and the lack of any such notice shall not affect the existence or occurrence of any Event of Default.

         Section 7.  No Prejudice or Impairment.

         Nothing contained in this Agreement, is intended to or shall impair, as between the Borrower or any Co-Borrowers and the Junior Lender, the obligation of the Borrower or any Co- Borrowers, which is absolute and unconditional, to pay to the Junior Lender the Junior Debt as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Junior Lender and creditors of the Borrower or any Co-Borrowers (other than the holders of the Senior Debt).

         Section 8.  Proofs of Claim.

         In connection with any Proceeding involving any Borrower, the Junior Lender is entitled to file proofs of claim in respect of the Junior Debt. Upon the failure of the Junior Lender to take any such action as of the fifteenth Business Day preceding the bar date for the filing of proofs of claims, the Senior Lender is hereby irrevocably authorized and empowered, but shall have no obligation to file proofs of claim with respect to the Junior Debt. Notwithstanding the foregoing, the Senior Lender shall not have any right whatsoever to vote any claim that the Junior Lender may have in the Proceeding to accept or reject any plan or partial or complete liquidation, reorganization, arrangement, composition, or extension; provided, that the Junior Lender shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the relative rights and duties of the Senior Lender under the Senior Loan Documents with respect to any collateral or guaranties or (ii) the Junior Lender's obligations and agreements set forth in this Agreement.

         Section 9.  Benefit of Agreement; Amendments of Certain Documents; etc.

         This Agreement shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become a Senior Lender, and such provisions are made for the benefit of each subsequent Senior Lender and each of them may enforce such provisions.

         The Senior Loan Documents may be amended, supplemented, waived, altered, modified, or otherwise changed in any manner approved by the Senior Lender and the Borrower or any Co-Borrower without the consent or approval of the Junior Lender. The Junior Loan Documents may be amended, supplemented, waived, altered, modified, or otherwise changed in any manner approved by the Junior Lender and the Borrower or any Co-Borrower, except that the Junior Lender shall not, without the prior written approval of the Senior Lender, amend the Junior Loan Documents if the effect of such amendment is to (1) increase the interest rate other than as a result of the application of a default rate of interest; (2) provide for any loan or similar fees to be paid by the Borrower or any Co-Borrower; (3) accelerate the amortization or maturity date of any payments of principal or any other amounts; (4) change any other repayment provisions or provide for any collateral, guaranty, or pledge (other than as required by the Junior Loan Documents as in effect on the Closing Date); or (5) add or modify any covenant in the Junior Loan Documents in a manner so as to make it more restrictive on the Borrower or any Co-Borrower.

         The Senior Lender shall have no obligation to preserve rights in the Collateral against any prior parties or to marshal any of the Collateral for the benefit of any Person. No failure to exercise, and no delay in exercising on the part of any party hereto, any right, power, or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided in this Agreement are cumulative and shall not be exclusive of any rights or remedies provided by law.

         Except as expressly set forth herein, there shall be no third party beneficiaries of this Agreement.

         Section 10.  Further Agreements Concerning the Collateral and Senior
Debt.

         Each Junior Lender agrees that (i) it will not at any time contest the validity, perfection, priority or enforceability of the security interests and liens granted by the Borrower or any Co-Borrower to the Senior Lender in the Borrower's assets; (ii) the Senior Lender may administer the Senior Debt and any of the Senior Lender's agreements with the Borrower or any Co-Borrower in any way the Senior Lender deems appropriate consistent with the terms and provisions of the Senior Loan Documents, without regard to the Junior Lenders or the Junior Debt; (iii) the Senior Lender shall have no obligation to preserve rights in the Collateral against any prior parties or to marshal any of the Collateral for the benefit of any Person; (iv) nothing in this Agreement shall impair or adversely affect the manner or timing with which the Senior Lender enforces any of its security; (vi) nothing in this Agreement shall impair or adversely affect any right, privilege, power or remedy of the Senior Lender with respect to the Senior Debt, the Borrower, any Co-Borrower or any assets of the Borrower or any Co-Borrower, including without limitation, the Senior Lender's right to (x) waive or release any of the Senior Lender's security or rights, (y) waive or ignore any defaults by the Borrower or any Co-Borrower; and/or (z) restructure, renew, modify, or supplement the Senior Debt or any portion thereof or any agreement with the Borrower or any Co-Borrower relating to the Senior Debt or to increase the outstanding principal amount of the Senior Debt by extending additional credit to the Borrower or any Co-Borrower; and (vi) nothing contained herein is intended to alter or deprive the Senior Lender of any of its rights as the senior secured creditor of the Borrower and the Co-Borrowers to collect or otherwise foreclose upon any of the Borrower's assets.

         Section 11.  Instrument Legend.

         Any instrument evidencing any of the Junior Debt (including, without limitation, the Junior Notes), or any portion thereof, will, on the date hereof, have affixed to it a document conspicuously indicating that payment thereof is subordinated to the claims of the Senior Creditor pursuant to the terms of this
Agreement: "THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF OCTOBER 27, 2005 BY AND BETWEEN THE HOLDER HEREOF AND WACHOVIA BANK, NATIONAL ASSOCIATION." Any instruments evidencing any of the Junior Debt, or any portion thereof, which is hereafter executed by the Borrower or any Co-Borrower, will, on the date thereof, be inscribed with the aforesaid legend, and copies of such instrument will be delivered to the Senior Lender on the date of its execution or within five (5) business days thereafter and the original of such instrument will be delivered to the Senior Lender upon request therefor to the Senior Lender after the occurrence of a Senior Event of Default.

         Section 12.  Representations and Warranties.

Each of the parties hereto hereby represents and warrants that (i) it has full power, authority and legal right to make and perform this Agreement and (ii) this Agreement is its legal, valid, and binding obligation, enforceable against it in accordance with its terms.

         Section 13. Amendment. Neither this Agreement nor any of the terms hereof may be amended, waived, discharged, or terminated unless such amendment, waiver, discharge, or termination is in writing signed by the Senior Lender and the Junior Lender.

         Section 14. Successors and Assigns. This Agreement and the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and neither the Senior Debt nor the Junior Debt shall be sold, assigned, or transferred unless the assignee or transferee thereof expressly takes such debt subject to and agrees to be bound by the terms and conditions of this Agreement.

         Section 15. Governing Law. This Agreement will be construed in accordance with and governed by the law of the State of Florida, without regard to the choice of law principles thereof.

         Section 16. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be deemed to have been duly given and received, for purposes hereof, when (i) delivered by hand, (ii) four days after being deposited in the mail, postage prepaid, and
(iii) one Business Day after having been sent by reputable overnight courier, in each case addressed as set forth on Annex I hereto or at such address as may be substituted by notice given as herein provided. Failure to delay in delivering copies of any communication to the persons designated to receive copies shall in no way adversely affect the effectiveness of such communication.

         Section 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 18. Final Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 19. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE SENIOR LENDER, THE JUNIOR LENDER AND THE BORROWERS HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED THEREBY OR THE ACTIONS OF THE SENIOR LENDER OR THE JUNIOR LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.

     [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY; SIGNATURES PAGES FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.



                                        SENIOR LENDER:

                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------


                                        JUNIOR LENDERS:

                                        ------------------------------------


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------


                                        BORROWERS:

                                        GLOBAL AXCESS CORP.


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------


                                        NATIONWIDE MONEY SERVICES, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------


                                        EFT INTEGRATION, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------

                                        ELECTRONIC PAYMENT & TRANSFER CORP.


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------


                                        AXCESS TECHNOLOGY CORPORATION


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------

                                     ANNEX I
                              ADDRESSES FOR NOTICE

Senior Lender
-------------

Wachovia Bank, National Association

---------------------------------

---------------------------------

Attn:
      ---------------------------

with a copy to:

Foley & Lardner LLP
1300 Independent Drive, Suite 1300
Jackosnville, Florida 32202
Attn:  Charles V. Hedrick

Junior Lender
-------------

CAMOFI Master LDC
c/o Centrecourt Asset Management
350 Madison Avenue
New York NY 10017
Attn: Keith D. Wellner, General Counsel



Borrowers
---------


with a copy to: